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                                                                      EXHIBIT 21


                            PIONEER COMPANIES, INC.

                                  SUBSIDIARIES



Name of Company                                   Jurisdiction
---------------                                   ------------
Pioneer Companies, Inc.                            Delaware
   Pioneer Americas, Inc.                          Delaware
      All-Pure Chemical Co.                        California
         T.C. Products, Inc.                       Washington
      Imperial West Chemical Co.                   Nevada
         Kemwater North America Company            Delaware
      PCI Carolina, Inc.                           Delaware
      PCI Chemicals Canada Inc.                    New Brunswick
      Pioneer Chlor Alkali Company, Inc.           Delaware
      Pioneer (East), Inc.                         Delaware
      Pioneer Licensing, Inc.                      Delaware
  Pioneer Water Technologies, Inc.                 Delaware
       KWT, Inc.                                   Delaware